Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Members of Iron Mountain Incorporated

Phoenix, Arizona

We have audited the accompanying Combined Statement of Revenue and Certain Operating Expenses of IO Data Centers, LLC, IO Data Centers USA, LLC, IO Capital Princess, LLC, IO Phoenix One, LLC, IO New Jersey One, LLC, IO Ohio One, LLC, IO.Cloud, LLC, IO Data Centers Government Services, LLC and 4802 E Van Buren, LLC (collectively, “IO Portfolio” or the “Company”) for the year ended December 31, 2017, and the related notes (the “historical summary”).

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of the historical summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the historical summary that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the historical summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the historical summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the historical summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the historical summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the historical summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the historical summary referred to above presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 of IO Portfolio for the year in ended December 31, 2017, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the historical summary, which describes that the accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (S-X Rule 3-14) and is not intended to be a complete presentation of the Company’s revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 16, 2018

IO Portfolio

Combined Statement of Revenue and Certain Operating Expenses

(dollars in thousands)

Year ended
December
31, 2017
Revenues:
Data center services	$126,958
Related-party data center services	11,661
Total revenues	138,619

Certain operating expenses:
Utilities	21,111
Property operating costs	19,995
Property taxes	3,328
Insurance	760
Total certain operating expenses	45,194
Revenue in excess of certain operating expenses	$93,425

See accompanying notes to the combined statement of revenue and certain operating expenses.

IO Portfolio

Notes to the Combined Statement of Revenue and Certain Operating Expenses

For the Year Ended December 31, 2017

1.        Basis of Presentation

The accompanying combined statement of revenue and certain operating expenses includes the revenue and certain operating expenses of the IO Portfolio, consisting of a land parcel in Arizona and two data center properties located in Arizona, and data center properties in Ohio and New Jersey (the “Portfolio”).  The Portfolio comprises approximately 1.6 million square feet, including data center space totaling approximately 728,000 square feet.

The Portfolio is owned by IO Data Centers LLC (the “Parent”) for the period presented.   The accompanying combined statement of revenue and certain operating expenses includes certain accounts of the Portfolio, and intercompany amounts have been eliminated.

The accompanying combined statement of revenue and certain operating expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the U.S. Securities and Exchange Commission for the acquisition of one or more real estate properties which in aggregate are significant. The Portfolio is considered a group of related properties as the individual properties were under common control and management by the Parent, and the acquisition of a single property in the Portfolio was conditional on the acquisition of the other properties. Therefore, a single combined statement of revenue and certain operating expenses is presented. The combined statement of revenue and certain operating expenses excludes the following expenses which may not be comparable to the proposed future operations of the Portfolio:

•                  Depreciation and amortization

•                  Income taxes

•                  Interest expense

•                  Management fees paid to related parties

•                  Payroll and other costs not directly related to the proposed future operations of the Portfolio

2.        Summary of Significant Accounting Policies

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed and collectability is reasonably assured. The Portfolio generates revenue through monthly recurring services, which consist of license fees for data center and colocation services, power charges, and other data center-related services. These services are referred to as Data Center as a Service. Contracts are generally written as license service agreements for recurring monthly services with terms ranging in length from one to 10 years. In accordance with the FASB ASC 840, Leases, service contracts are treated as operating leases and revenue is recognized ratably over the term of the related contract on a straight-line basis.

Some incremental revenue is generated through nonrecurring or periodic charges for data center-related services, such as custom installations and customer-specific work and is recognized when the services are provided in accordance with FASB ASC 605, Revenue Recognition. These revenue arrangements with multiple deliverables are divided into separate units and revenue is allocated using the relative selling price method based upon management’s best estimate of selling price.

The Portfolio will typically provide certain service levels, such as the continuity of power, as agreed upon in each individual customer contract. The contract also typically states that in the event service levels are not achieved, the Portfolio will credit the customer’s future billings. Approximately $0.2 million of service level credits were issued during the year ended December 31, 2017.

In certain instances (depending on tax jurisdictions) the Portfolio will assess and collect taxes from customers and remit such amounts to governmental authorities on a pass-through basis. Taxes collected and remitted are reported on a net basis, resulting in no impact to reported results.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain operating expenses during the reporting period to prepare the combined statement of revenue and certain expenses in conformity with U.S. generally accepted accounting principles.  Estimates are used for, but not limited to, the following:

•            Accrued operating liabilities

•            Revenue recognition allocated in multiple-deliverable contracts or arrangements

•            Recognition and measurement of contingencies

•    Inclusion of certain operating expenses expected to be comparable to the future proposed operations of the Portfolio.

These estimates are based on management’s best knowledge of current events.

3.        Future Minimum Customer Contract Revenue

Revenue contracts contain varying terms and expiration dates and frequently have provisions to extend the length of the agreement and other terms and conditions as negotiated. The Portfolio retains substantially all the risks and benefits of ownership of the underlying assets licensed to customers in accordance with the contracts.

As of December 31, 2017, the future minimum non-cancellable contract payments for each of the next five years and thereafter is as follows (dollars in thousands):

Year Ending December 31,
2018	$108,493
2019	85,999
2020	66,532
2021	38,608
2022	27,441
Thereafter	61,325
Total remaining noncancellable contract payments	$388,398

Remaining non-cancellable contract payments, to be collected over a weighted-average period of 5.25 years, were $388.4 million as of December 31, 2017. Contract value represents the minimum contracted payments and does not represent fair value or revenue to be recognized.

4.        Tenant Concentrations

No tenant comprised more than 10% of the Portfolio’s combined rental revenue for the year ended December 31, 2017.

5.        Related Party Transactions

A wholly owned subsidiary of the Portfolio’s ultimate parent company provides services to the Portfolio.  For the year-ended December 31, 2017, $0.66 million of related party services are included in the Portfolio’s property operating expenses.

During the year ended December 31, 2017, the Portfolio recognized $11.7 million of revenue related to the sale of data center services to related parties, including affiliates of its members. Related-party revenue recognized for the year ended December 31, 2017 was reduced by $1.3 million of equity accretion related to the equity units and warrants of the Portfolio’s parent that were issued to a customer in conjunction with the execution of their master services agreement.

6.        Commitments and Contingencies

The Portfolio is subject to various legal proceedings, claims, and government audits that arise in the ordinary course of business.  Management regularly evaluates the status of these matters to assess whether a loss is probable or there is a reasonable possibility that a loss may have been incurred and determine if accruals are appropriate and further evaluates these matters to assess whether an estimate of possible loss or range of loss can be made, if accruals are not appropriate.  There are no pending actions that management believes would have a material adverse effect on the Portfolio’s results of operations.

7.        Certain Operating Expenses

Certain operating expenses include only those costs expected to be comparable to the proposed future operations of the property, such as utilities, maintenance expense, property operating costs, property taxes, and insurance costs.

8.        Subsequent Events

On January 10, 2018, the Portfolio was acquired by Iron Mountain Incorporated for a total purchase price of $1.34 billion, subject to working capital and other customary adjustments and including additional cash consideration related to Portfolio performance since the signing of the purchase agreement. Management of the Portfolio has evaluated subsequent events related to the Portfolio for recognition or disclosure through March 16, 2018, which is the date the combined statement of revenue and certain operating expenses was available to be issued, and determined that there are no other items to disclose.